Exhibit 99.1
New Relic Announces Third Quarter Fiscal Year 2023 Results

Focused execution led to revenue of $239.8 million, up 18% year over year

GAAP gross margin increased 8 pts., non-GAAP gross margin increased 9 pts. to 77.6%

GAAP and non-GAAP operating margin improved 13 pts., non-GAAP profitability hit 7.8%
San Francisco – February 7, 2023 – New Relic, Inc. (NYSE: NEWR), the all-in-one observability platform for every engineer, announced financial results for the third quarter of fiscal year 2023.
“We executed the quarter with relentless focus on our customers, product innovation and operations, and beat the high end of our guidance for revenue and profitability,” said New Relic CEO Bill Staples. “We are well positioned for continued growth with our all-in-one observability platform and consumption business model. We are attracting new customers at a rapid pace and growing with our existing customer base as they expand their observability practices and continue with their digital transformation and cloud adoption. Profitability is turning into a strength for New Relic as we continue to accelerate our focus on profitable growth.”
Fiscal 2023 Third Quarter Results:
•Revenue: Third quarter revenue was $239.8 million, up 18% from $203.6 million one year ago.
•Gross Margin and Non-GAAP Gross Margin(1): Third quarter gross margin was 74.4%, compared to 66.2% one year ago, an increase of 8.2 percentage points year over year. Non-GAAP gross margin for the third quarter was 77.6%, compared to 68.2% one year ago, up 9.4 percentage points year over year.
•Operating Income and Non-GAAP Operating Income(1): Third quarter loss from operations was $(29.1) million, compared to $(51.9) million one year ago, an improvement of $22.8 million year over year, and an improvement of $16.2 million quarter over quarter. Non-GAAP operating income for the third quarter was $18.7 million, compared to $(10.6) million loss one year ago, an increase of $29.3 million year over year, and an increase of $11.8 million quarter over quarter.
•Operating Margin and Non-GAAP Operating Margin(1): Third quarter operating margin was (12.1)%, compared to (25.5)% one year ago, an increase of 13.4 percentage points year over year. Non-GAAP operating margin for the third quarter was 7.8%, compared to (5.2)% one year ago, up 13.0 percentage points year over year.
•Net Income Per Share and Non-GAAP Net Income Per Share(1): For the third quarter, fully diluted net loss per share was $(0.38), compared to $(0.96) one year ago, while non-GAAP fully diluted net income per share was $0.32, compared to $(0.18) loss per share one year ago.
•Cash, Cash Equivalents and Short-Term Investments: Third quarter cash, cash equivalents and short-term investments were $800.2 million.
•Cash Flows From Operating Activities and Free Cash Flow: Trailing four quarter cash flows from operating activities was $30.7 million, compared to $(17.8) million one year ago, an increase of $48.5 million year over year. Trailing four quarter free cash flow was $9.9 million, compared to $(37.1) million one year ago, an increase of $47.0 million year over year.
Recent Business Highlights:
•Landing New Customers — Its product-led growth (PLG) engine again added more than 800 net new paid platform customers during the third quarter. In addition, enterprise customers like BlackLine, Pandora, Hong Kong Airport Authority and Veritas committed to the New Relic all-in-one platform as the observability platform for their businesses.
•Expanding into DevSecOps — Launched vulnerability management for general availability to help enterprises monitor their software security posture along with performance in one connected platform.

Vulnerability Management is now available out of the box to all eligible customers and available without additional configuration.
•Expanding its Cloud with Microsoft — Launched Azure Native service to allow all Azure customers to natively install supported New Relic agents from inside Azure. Customers can now discover, onboard and pay for New Relic via Azure marketplace and spend down Azure consumption commitments. In addition, they can choose to store their New Relic telemetry data in Azure.
•Broadening Platform Breadth — Launched change tracking for general availability, collaboration public preview, upgraded error tracking, Data Plus for Self-Service customers, Roku monitoring, and 10+ other significant innovations to give developers and engineers more integrated capabilities that alternate providers sell separately.
•Growing its Technology Partner Ecosystem — New Relic continued to grow its technology partner ecosystem, and now offers integrations with 525+ cloud services, open source tools, and enterprise technologies to empower every engineer to start with observability in minutes.
Financial Outlook:
New Relic is providing guidance for its fiscal fourth quarter ending March 31, 2023 as follows:
•Revenue between $240 million and $242 million, representing year-over-year growth of 16.6% and 17.6% respectively.
•Non-GAAP operating income between $12 million and $14 million(2).
•Non-GAAP net income attributable to New Relic per diluted share between $0.20 and $0.23(2).
New Relic is providing raised guidance for its fiscal year ending March 31, 2023 as follows:
•Revenue between $923.1 million and $925.1 million, representing year-over-year growth of 17.5% and 17.8% respectively.
•Non-GAAP operating income between $20.4 million and $22.4 million(2).
•Non-GAAP net income attributable to New Relic per diluted share between $0.40 and $0.43(2).
Conference Call Information:
New Relic will host a conference call at 2:00 p.m. PT / 5:00 p.m. ET to review the financial results and business outlook with the investment community. A live webcast and replay of the event will be available on the New Relic Investor Relations website at http://ir.newrelic.com.

What:	New Relic third quarter of fiscal year 2023 results conference call
When:	February 7, 2023 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time
Online Registration:	https://events.q4inc.com/attendee/782483991
_______
(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation from GAAP to Non-GAAP Results” below for details.
(2) New Relic has not reconciled its expectations as to non-GAAP income from operations or non-GAAP net income per diluted share to their most directly comparable GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense, lawsuit litigation cost and other expense, employer payroll taxes on equity incentive plans and gain or loss from lease modification. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to New Relic’s results computed in accordance with GAAP.

About New Relic
As a leader in observability, New Relic empowers engineers with a data-driven approach to planning, building, deploying, and running great software. New Relic delivers the only unified data platform that empowers engineers to get all telemetry—metrics, events, logs, and traces—paired with powerful full stack analysis tools to help engineers do their best work with data, not opinions. Delivered through the industry’s first usage-based consumption pricing that’s intuitive and predictable, New Relic gives engineers more value for the money by helping improve planning cycle times, change failure rates, release frequency, and mean time to resolution. This helps the world’s leading brands including adidas Runtastic, American Red Cross, Australia Post, Banco Inter, Chegg, GoTo Group, Ryanair, Sainsbury’s, Signify Health, TopGolf, and World Fuel Services (WFS) improve uptime, reliability, and operational efficiency to deliver exceptional customer experiences that fuel innovation and growth. www.newrelic.com.
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding: (a) our expectations regarding future financial performance, including our revenue outlook, and our underlying assumptions about demand, customer behavior, and our positioning for growth and continued profitability; (b) our plans and intentions to win new customers, expand existing relationships, and further expand our platform; (c) our commitment to certain initiatives and strategic plans and our ability to accomplish them, including our areas of focus and plans for growth; (d) expectations for our products, including Vulnerability Management, and anticipated customer adoption; (e) expectations for the results of our broader platform and technology partnership initiatives, including availability on Azure Native and integration of features; (f) our outlook on financial results for the fourth quarter and the full year of fiscal 2023, including as to revenue, expected year-over-year revenue growth, non-GAAP income from operations, non-GAAP net income attributable to New Relic per diluted share, accelerating revenue growth, and non-GAAP profitability in fiscal 2023, and the drivers and various factors related thereto; (g) our expectations for the impact of macroeconomic factors on our business and financial results, including the anticipated impact of volatile foreign exchange rates; (h) our expectations for the results of efforts to drive breadth and depth of adoption across our customer base; (i) the relationship between consumption, CRR, and ACR, and profitable growth and value creation in the long-term, as well as potential trends in commitments and consumption over commitments going forward; (j) New Relic’s competitive advantage obtained by its new data-centric approach; (k) anticipated impacts of the macroeconomic environment on New Relic’s business and financial results; and (l) our ability to improve efficiency and achieve lower customer acquisition costs and higher productivity in the future, as well as the results of initiatives to reduce costs. These forward-looking statements are based on New Relic’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause New Relic’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, New Relic’s ability to determine optimal prices for its products and the potential challenges presented by New Relic’s evolving pricing models; the effect of the macroeconomic factors on New Relic’s business and on global economies and financial markets generally; unfavorable movements in foreign currency exchange rates; New Relic’s ability to generate sufficient revenue to achieve and sustain profitability, particularly in light of its significant ongoing expenses; New Relic’s short operating history in an evolving industry; New Relic’s ability to manage its significant recent growth; the dependence of New Relic’s business on its customers remaining on its platform and increasing their spend with New Relic; New Relic’s ability to develop enhancements to its products, increase adoption and usage of its products and introduce new products that achieve market acceptance; the dependence on customers expanding their use of New Relic’s products beyond the current predominant use cases; the effect of the COVID-19 pandemic on New Relic’s business and on global economies and financial markets generally; New Relic’s ability to expand its marketing and sales capabilities and increase sales of its solutions; privacy concerns, including changes in privacy laws and regulations, which could result in additional cost and liability to New Relic or inhibit sales; New Relic’s ability to effectively compete in intensely competitive markets and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs, requirements or preferences; fluctuation of

New Relic’s quarterly results; New Relic’s dependence on lead generation strategies to drive sales and revenue; interruptions or performance problems associated with New Relic’s technology and infrastructure; New Relic’s dependence on SaaS technologies and related services from third parties; defects or disruptions in New Relic’s products; estimates or judgments relating to New Relic’s critical accounting policies; the expense and complexity of New Relic’s ongoing and planned investments in cloud hosting providers and expenditures on transitioning its services and customers from its data center hosting facilities to public cloud providers; risks associated with international operations; New Relic’s ability to protect its intellectual property rights; risks related to the acquisition and integration of businesses or technologies; risks related to sales to government entities and highly regulated organizations; certain risks associated with incurring indebtedness, including risks related to servicing New Relic’s convertible senior notes and related capped call transactions; and other “Risk Factors” set forth in New Relic’s most recent filings with the Securities and Exchange Commission (the “SEC”).
Further information on these and other factors that could affect New Relic’s financial results and the forward-looking statements in this press release and in the earnings call referencing this press release is included in the filings New Relic makes with the SEC from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and subsequent filings. Copies of these documents may be obtained by visiting New Relic’s Investor Relations website at http://ir.newrelic.com or the SEC’s website at www.sec.gov.
All information provided in this press release and in the earnings call is as of the date hereof and New Relic assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Non-GAAP Financial Measures
New Relic discloses the following non-GAAP financial measures in this press release and the earnings call referencing this press release: non-GAAP income (loss) from operations, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating margin, non-GAAP net income (loss) attributable to New Relic, non-GAAP net income (loss) attributable to New Relic per diluted share, non-GAAP net income (loss) attributable to New Relic per basic share and free cash flow. New Relic uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate New Relic’s financial performance. In addition, New Relic’s bonus plan for eligible employees and executives is based in part on non-GAAP income (loss) from operations. New Relic believes these non-GAAP financial measures are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. New Relic’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on New Relic’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
New Relic defines non-GAAP income (loss) from operations, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating margin, non-GAAP net income (loss) attributable to New Relic, non-GAAP net income (loss) attributable to New Relic per diluted share and non-GAAP net income (loss) attributable to New Relic per basic share as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense, (2) amortization of stock-based compensation capitalized in software development costs, (3) the amortization of purchased intangibles, (4) employer payroll tax expense on equity incentive plans, (5) amortization of debt discount and issuance costs, (6) the transaction costs related to acquisitions, (7) lawsuit litigation cost and other expense, (8) net loss and adjustment to redeemable non-controlling interest, and (9) restructuring charges. Non-GAAP net income (loss) per basic and diluted share is calculated as non-GAAP net income (loss) attributable to New Relic divided by weighted-average shares used to compute net income (loss) attributable to New Relic per share, basic and diluted, with the number of weighted-average shares decreased to reflect the anti-dilutive impact of the capped call transactions entered into in connection with the 0.50% Convertible Senior Notes due 2023 issued in May 2018. New Relic defines free cash flow as GAAP cash from operations, minus capital expenditures and minus capitalized software. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing New Relic’s operating performance due to the following factors:
Stock-based compensation expense and amortization of stock-based compensation capitalized in software development costs. New Relic utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of purchased intangibles. New Relic views amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.
Employer payroll tax expense on equity incentive plans. New Relic excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of New Relic’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of New Relic’s business.
Amortization of debt discount and issuance costs. Following New Relic’s adoption of ASU No. 2020-06, Accounting for Convertible Instruments and Contract on an Entity’s Own Equity, the expense for the amortization of debt issuance costs (including those attributable to New Relic’s convertible senior notes due in 2023) is a non-cash item, and New Relic believes the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Transaction costs related to acquisitions. New Relic may from time to time incur direct transaction costs related to acquisitions. New Relic believes it is useful to exclude such charges because it does not consider such amounts to be part of the ongoing operation of New Relic’s business.
Lawsuit litigation cost and other expense. New Relic may from time to time incur charges or benefits related to litigation that are outside of the ordinary course of New Relic’s business. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic’s business and because of the singular nature of the claims underlying the matter.
Net loss and adjustment to redeemable non-controlling interest. New Relic allocates the net loss and adjusts the value of redeemable non-controlling interest in connection with its joint venture in New Relic K.K. Starting from the period ended December 31, 2022, New Relic also includes the net loss attributable to redeemable non-controlling interest as a non-GAAP item. As such, prior periods have been adjusted to reflect this change. New Relic believes it is useful to exclude the net loss and adjustment to redeemable non-controlling interest because it may not be indicative of future operating results and that investors benefit from an understanding of the company’s operating results without giving effect to this adjustment.

Restructuring charges. In April 2021, New Relic commenced a restructuring plan to realign its cost structure to better reflect significant product and business model innovation over the prior 12 months. In August 2022, New Relic commenced a new restructuring plan to realign its cost structure with its business needs as it moves to focus its resources on top priorities. As a result of each of these restructuring plans, New Relic incurred charges of approximately $7.2 million and $12.6 million for the nine months ended December 31, 2022 and 2021, respectively, for employee terminations and other costs associated with the restructuring plans. New Relic believes it is appropriate to exclude the restructuring charges because they are not indicative of its future operating results.
Anti-dilutive impact of capped call transactions. In connection with the issuance of its convertible senior notes due in 2023, New Relic entered into capped call transactions to offset potential dilution from the embedded conversion feature in the notes. Although New Relic cannot reflect the anti-dilutive impact of the capped call transactions under GAAP, New Relic does reflect the anti-dilutive impact of the capped call transactions in non-GAAP net loss attributable to New Relic per share, basic and diluted, to provide investors with useful information in evaluating the financial performance of the company on a per share basis.
Additionally, New Relic’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.
Operating Metrics
Active Customer Accounts. New Relic defines an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, aggregated at the parent hierarchy level, for which New Relic has recognized any revenue in the fiscal quarter. The number of Active Customer Accounts that is reported as of a particular date is rounded down to the nearest hundred.
Number of Active Customer Accounts with Revenue Greater than $100,000. As a measure of New Relic’s ability to scale with its customers and attract large enterprises to its platform, New Relic counts the number of Active Customer Accounts for which it has recognized greater than $100,000 in revenue in the trailing 12-months.
Percentage of Revenue from Active Customer Accounts Greater than $100,000. New Relic also looks at its percentage of overall revenue it receives from its Active Customer Accounts with revenue greater than $100,000 in any given quarter as an indicator of its relative performance when selling to New Relic’s large customer relationships or its smaller revenue accounts.
Net Revenue Retention Rate (“NRR”). NRR monitors the growth in use of New Relic’s platform by its existing active customer accounts and allows New Relic to measure the health of its business and future growth prospects. To calculate NRR, New Relic first identifies the cohort of Active Customer Accounts that were Active Customer Accounts in the same quarter of the prior fiscal year. Next, New Relic identifies the measurement period as the 12-month period ending with the period reported and the prior comparison period as the corresponding period in the prior year. NRR is the quotient obtained by dividing the revenue generated from a cohort of Active Customer Accounts in the measurement period by the revenue generated from that same cohort in the prior comparison period.
New Relic is a registered trademark of New Relic, Inc.
All product and company names herein may be trademarks of their registered owners.
###

Investor Contact
Ingo Friedrichowitz
New Relic, Inc.
IR@newrelic.com
Media Contact
Kerry Baker
New Relic, Inc
PR@newrelic.com

New Relic, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Revenue	$239,763	$203,591	$683,134	$579,769
Cost of revenue	61,316	68,793	189,992	192,319
Gross profit	178,447	134,798	493,142	387,450
Operating expenses:
Research and development	69,261	53,362	202,760	153,460
Sales and marketing	95,477	97,723	296,100	293,603
General and administrative	42,799	35,614	124,312	113,193
Total operating expenses	207,537	186,699	623,172	560,256
Loss from operations	(29,090)	(51,901)	(130,030)	(172,806)
Other income (expense):
Interest income	4,685	575	8,220	2,237
Interest expense	(1,283)	(1,228)	(3,748)	(3,682)
Other income (expense)	192	(268)	190	(647)
Loss before income taxes	(25,496)	(52,822)	(125,368)	(174,898)
Income tax provision	1,116	763	1,002	816
Net loss	$(26,612)	$(53,585)	$(126,370)	$(175,714)
Net loss and adjustment attributable to redeemable non-controlling interest	607	(9,121)	3,351	(19,175)
Net loss attributable to New Relic	$(26,005)	$(62,706)	$(123,019)	$(194,889)
Net loss attributable to New Relic per share, basic and diluted	$(0.38)	$(0.96)	$(1.83)	$(3.04)
Weighted-average shares used to compute net loss per share, basic and diluted	68,050	64,983	67,229	64,203

New Relic, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	December 31, 2022	March 31, 2022
Assets
Current assets:
Cash and cash equivalents	$506,815	$268,695
Short-term investments	293,356	559,984
Accounts receivable, net of allowances of $2,547 and $3,073, respectively	197,926	226,182
Prepaid expenses and other current assets	21,433	29,447
Deferred contract acquisition costs	16,805	24,058
Total current assets	1,036,335	1,108,366
Property and equipment, net	54,114	68,368
Restricted cash	5,786	5,775
Goodwill	172,298	163,677
Intangible assets, net	13,986	15,636
Deferred contract acquisition costs, non-current	6,691	10,463
Lease right-of-use assets	40,304	50,465
Other assets, non-current	5,657	4,916
Total assets	$1,335,171	$1,427,666
Liabilities, redeemable non-controlling interest and stockholders’ equity
Current liabilities:
Accounts payable	$29,261	$32,545
Accrued compensation and benefits	40,446	37,023
Other current liabilities	26,472	36,098
Convertible senior notes, current	499,486	—
Deferred revenue	294,759	398,754
Lease liabilities	11,233	11,103
Total current liabilities	901,657	515,523
Convertible senior notes, net	—	497,663
Lease liabilities, non-current	40,983	49,809
Deferred revenue, non-current	7,243	108
Other liabilities, non-current	24,856	20,173
Total liabilities	974,739	1,083,276
Redeemable non-controlling interest	18,335	21,686
Stockholders’ equity:
Common stock, $0.001 par value	68	66
Treasury stock - at cost (260 shares)	(263)	(263)
Additional paid-in capital	1,258,562	1,114,221
Accumulated other comprehensive loss	(9,943)	(8,012)
Accumulated deficit	(906,327)	(783,308)
Total stockholders’ equity	342,097	322,704
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,335,171	$1,427,666

New Relic, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Nine Months Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss attributable to New Relic	$(123,019)	$(194,889)
Net loss and adjustment attributable to redeemable non-controlling interest	$(3,351)	$19,175
Net loss:	$(126,370)	$(175,714)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	50,989	66,787
Stock-based compensation expense	115,413	117,549
Amortization of debt discount and issuance costs	1,823	1,766
Loss on facilities exit	10,840	—
Other	2,008	(204)
Changes in operating assets and liabilities, net of acquisition of business:
Accounts receivable, net	27,999	(3,053)
Prepaid expenses and other assets	5,277	(2,990)
Deferred contract acquisition costs	(8,711)	(1,668)
Lease right-of-use assets	7,919	6,743
Accounts payable	(3,808)	2,922
Accrued compensation and benefits and other liabilities	2,911	14,650
Lease liabilities	(8,696)	(5,888)
Deferred revenue	(96,859)	(67,228)
Net cash used in operating activities	(19,265)	(46,328)
Cash flows from investing activities:
Purchases of property and equipment	(2,774)	(3,177)
Proceeds from sale of property and equipment	1,773	—
Cash paid for acquisition, net of cash acquired	(7,507)	(7,192)
Purchases of short-term investments	(50,373)	(175,668)
Proceeds from sale and maturity of short-term investments	313,975	212,328
Capitalized software development costs	(12,194)	(9,406)
Net cash provided by investing activities	242,900	16,885
Cash flows from financing activities:
Proceeds from employee stock purchase plan	6,062	5,417
Proceeds from exercise of employee stock options	8,434	29,165
Net cash provided by financing activities	14,496	34,582
Net increase in cash, cash equivalents and restricted cash	238,131	5,139
Cash, cash equivalents and restricted cash at beginning of period	274,470	246,463
Cash, cash equivalents and restricted cash at end of period	$512,601	$251,602

New Relic, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Reconciliation of gross profit and gross margin:
GAAP gross profit	$178,447	$134,798	$493,142	$387,450
Plus: Stock-based compensation expense	1,174	1,382	4,051	3,757
Plus: Amortization of purchased intangibles	4,467	2,006	9,050	5,358
Plus: Amortization of stock-based compensation capitalized in software development costs	2,024	640	3,517	1,680
Plus: Employer payroll tax on employee equity incentive plans	47	63	166	168
Plus: Restructuring charges (1)	—	—	407	—
Non-GAAP gross profit	$186,159	$138,889	$510,333	$398,413
GAAP gross margin	74.4%	66.2%	72.2%	66.8%
Non-GAAP adjustments	3.2%	2.0%	2.5%	1.9%
Non-GAAP gross margin	77.6%	68.2%	74.7%	68.7%
Reconciliation of operating expenses:
GAAP research and development	$69,261	$53,362	$202,760	$153,460
Less: Stock-based compensation expense	(14,977)	(13,117)	(42,705)	(36,228)
Less: Employer payroll tax on employee equity incentive plans	(230)	(301)	(849)	(861)
Less: Restructuring charges (1)	—	—	(1,435)	—
Non-GAAP research and development	$54,054	$39,944	$157,771	$116,371
GAAP sales and marketing	$95,477	$97,723	$296,100	$293,603
Less: Stock-based compensation expense	(12,556)	(12,537)	(36,013)	(37,619)
Less: Employer payroll tax on employee equity incentive plans	(132)	(182)	(488)	(570)
Less: Restructuring charges (1)	—	143	(3,757)	(10,925)
Non-GAAP sales and marketing	$82,789	$85,147	$255,842	$244,489
GAAP general and administrative	$42,799	$35,614	$124,312	$113,193
Less: Stock-based compensation expense	(11,972)	(10,755)	(32,644)	(39,945)
Less: Transaction costs related to acquisitions	—	—	(929)	(361)
Less: Lawsuit litigation cost and other expense	—	(59)	(88)	(59)
Less: Employer payroll tax on employee equity incentive plans	(210)	(410)	(728)	(953)
Less: Restructuring charges (1)	—	8	(1,610)	(1,194)
Non-GAAP general and administrative	$30,617	$24,398	$88,313	$70,681
Reconciliation of income (loss) from operations and operating margin:
GAAP loss from operations	$(29,090)	$(51,901)	$(130,030)	$(172,806)
Plus: Stock-based compensation expense	40,679	37,791	115,413	117,549
Plus: Amortization of purchased intangibles	4,467	2,006	9,050	5,358
Plus: Transaction costs related to acquisitions	—	—	929	361
Plus: Amortization of stock-based compensation capitalized in software development costs	2,024	640	3,517	1,680
Plus: Lawsuit litigation cost and other expense	—	59	88	59
Plus: Employer payroll tax on employee equity incentive plans	619	956	2,231	2,552
Plus: Restructuring charges (1)	—	(151)	7,210	12,119
Non-GAAP income (loss) from operations	$18,699	$(10,600)	$8,408	$(33,128)
GAAP operating margin	(12.1)%	(25.5)%	(19.0)%	(29.8)%
Non-GAAP adjustments	19.9%	20.3%	20.3%	24.1%
Non-GAAP operating margin	7.8%	(5.2)%	1.3%	(5.7)%
Reconciliation of net income (loss):
GAAP net loss attributable to New Relic	$(26,005)	$(62,706)	$(123,019)	$(194,889)
Plus: Stock-based compensation expense	40,679	37,791	115,413	117,549
Plus: Amortization of purchased intangibles	4,467	2,006	9,050	5,358
Plus: Transaction costs related to acquisitions	—	—	929	361
Plus: Amortization of stock-based compensation capitalized in software development costs	2,024	640	3,517	1,680
Plus: Lawsuit litigation cost and other expense	—	59	88	59
Plus: Employer payroll tax on employee equity incentive plans	619	956	2,231	2,552
Plus: Amortization of debt discount and issuance costs	636	590	1,823	1,766
Plus: Net loss and adjustment to redeemable non-controlling interest (2)	(607)	9,121	(3,351)	19,175
Plus: Restructuring charges (1)	—	(151)	7,210	12,119
Non-GAAP net income (loss) attributable to New Relic	$21,813	$(11,694)	$13,891	$(34,270)
Non-GAAP net income (loss) attributable to New Relic per share:
Basic	$0.32	$(0.18)	$0.21	$(0.53)
Diluted	$0.32	$(0.18)	$0.20	$(0.53)
Shares used in non-GAAP per share calculations:
Basic	68,050	64,983	67,229	64,203
Diluted	68,823	64,983	67,805	64,203
(1) For the nine months ended December 31, 2021, restructuring related charge for the stock-based compensation expense of $0.5 million was included on its respective line items. There was no corresponding expense for the nine months ended December 31, 2022.
(2) Beginning from the period ended December 31, 2022, net loss attributable to redeemable non-controlling interest is included in the non-GAAP reconciliation. As such, reclassifications have been made to prior periods to conform with the current presentation.

New Relic, Inc.
Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow
(In thousands; unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Net cash used in operating activities	$(24,828)	$(19,197)	$(19,265)	$(46,328)
Capital expenditures	(358)	(351)	(2,774)	(3,177)
Capitalized software development costs	(4,287)	(3,359)	(12,194)	(9,406)
Free cash flow (Non-GAAP)	$(29,473)	$(22,907)	$(34,233)	$(58,911)
Net cash provided by investing activities	$58,654	$11,687	$242,900	$16,885
Net cash provided by financing activities	$1,932	$21,551	$14,496	$34,582